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                                                                  EXHIBIT 10.32

                                    ev3, Inc.

                                  July 10, 2002

Mr. Harold A. Hurwitz
Chief Financial Officer
Micro Therapeutics, Inc.
2 Goodyear
Irvine, CA  92618

Dear Hal:

     The purpose of this letter is to provide written assurance that ev3, Inc. ("ev3") shall reimburse Micro Therapeutics, Inc. ("MTI") for 25% of all amounts paid by MTI in connection with the relocation of James Corbett from Florida to Orange County, California up to total payments of $470,000 and shall pay all amounts paid by MTI in connection with such relocation in excess of $470,000. Under no circumstance shall MTI be held responsible to pay more than $352,500 for the relocation of James Corbett from Florida to Orange County, California. MTI is likely to advance the full equity amount of the Corbett home in Florida which may be as much as $1,820,000. Such advance shall be reflected by a note from Corbett to MTI and secured by a mortgage against Corbett's Florida home. In the event the home is not sold and the advance is not repaid by the earlier of
(a) one (1) year from the date on which the aforementioned equity advance is made by MTI to Mr. Corbett, or (b) the date on which Mr. Corbett ceases to be Chief Executive Officer of MTI, ev3 shall reimburse MTI for such full advance amount and shall be subrogated into the place of MTI for the funds from RELO Direct upon the subsequent sale of the home.

     I am authorized to execute such assurance for ev3 to MTI by the Board of Directors of ev3 and this letter shall be enforceable in the event ev3 fails to pay on a timely basis such reimbursement amounts pursuant to California law in the courts of California. I look forward to Jim's move with your assistance to California.

                                               Regards,

                                               ev3, Inc.

                                               By: /s/ Paul Buckman
                                                  _____________________________
                                                       Paul Buckman


COUNTERSIGNED BY:

Micro Therapeutics, Inc.

By: /s/ Harold A. Hurwitz
   ________________________________